                                                                    Exhibit 3.86

                                                                  EXECUTION COPY

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             RAYTHEON AEROSPACE LLC

         This Limited Liability Company Agreement (this "Agreement") of Raytheon
Aerospace LLC (the "Company"), made as of this 26th day of June, 2001, is entered into by Raytheon Aircraft Holdings, Inc. ("RA", and prior to the consummation of the transactions contemplated by Section 3.1(b), the "Member"), and after the consummation of the transactions contemplated by Section 3.1(b),
RAAH I, LLC ("RAAH", and after the consummation of the transactions contemplated by Section 3.1(b), the "Member") pursuant to and in accordance with the Delaware
Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.), as amended from time to time (the "Act"), and the terms of this Agreement which shall be deemed to be the Company's limited liability company agreement.

                                R E C I T A L S :

         WHEREAS, Wing Corp. (the "Corporation") was formed as a Delaware corporation on March 30, 2001;

         WHEREAS, by unanimous written consent, the board of directors of the
Corporation adopted a resolution adopting and approving the conversion of the
Corporation to a Delaware limited liability company and the adoption of this
Agreement, and recommending the adoption of such conversion and this Agreement to the sole stockholder of the Corporation, pursuant to Section 266 of the
General Corporation Law of the State of Delaware (the "GCL");

         WHEREAS, by written consent, the sole stockholder of the Corporation adopted and approved the conversion of the Corporation to a limited liability company and the adoption of this Agreement pursuant to Section 266 of the GCL;

         WHEREAS, on the date hereof, the Corporation was converted to a limited liability company pursuant to Section 18-214 of the Act and Section 266 of the
GCL by causing the filing with the Secretary of State of the State of Delaware of a Certificate of Conversion to Limited Liability Company (the "Certificate of
Conversion") and a Certificate of Formation of the Company (the "Certificate")
(together, the "Conversion");

         WHEREAS, pursuant to this Agreement and the Conversion, the sole stockholder of the Corporation, RA, is admitted as a member of the Company (the
"Original Member") owning all of the limited liability company interests in the
Company; and

         WHEREAS, the Original Member desires to retain certain receivables and other assets of the Company and convey, sell, assign, and deliver all of its right, title and interest in and to its Membership Interests (as hereinafter defined) to RAAH and admit RAAH as the sole member of the Company, on the terms and subject to the conditions of the Combination Agreement and this Agreement;

         WHEREAS, RAAH desires to acquire the Membership Interest of RA in the
Company and be admitted as a member of the Company, on the terms and subject to the conditions of the Combination Agreement (as hereinafter defined) and this
Agreement; and

         WHEREAS, RAAH, as the Member, desires to continue the Company as a limited liability company without dissolution under the Act after giving effect to the transactions contemplated by Section 3.1(b).

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE I

                               FORMATION AND TERM

         1.1 Name. In accordance with, and subject to the provision of the
Combination Agreement, and the Raytheon Trademark License Agreement, the name of the Company shall be "Raytheon Aerospace LLC," and the Company may conduct business under that name or any other name hereafter approved by the Manager, and the Member, the Manager and any officers of the Company are to be considered authorized persons within the meaning of the Act who may, each acting alone, execute, deliver, and file any amendment and/or restatement of the Certificate as necessary to change the name of the Company consistent with the provisions of this Agreement and the Raytheon Trademark License Agreement.

         1.2 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing, provided however that such activities shall be performed in accordance with and limited by the terms and conditions set forth in the Combination Agreement dated as of April 5, 2001, by and among, Raytheon
Aerospace Company, Raytheon Aircraft Holdings, Inc., RAAH, Wing Corp., and RA
Aerospace Holding LLC (as amended by Amendment Number One dated as of June __,
2001, the "Combination Agreement") and (upon RAAH's admission as the Member) the
Limited Liability Company Agreement of RAAH, as amended from time to time (the
"RAAH LLC Agreement").

         1.3 Registered Office. The address of the registered office of the
Company in the State of Delaware is c/o The Corporation Trust Company, 1209
Orange

Street, Wilmington, Delaware 19801. At any time, the Manager (as defined herein)
may designate another registered office.

         1.4 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is
The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.
At any time, the Manager may designate another registered agent.

         1.5 Term. The term of the Company commenced on the date that the original certificate of incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State")
and shall continue until the Company is dissolved in accordance with the provisions of this Agreement and the Act.

         1.6 Qualification in Other Jurisdictions. The Manager shall cause the
Company to be qualified, formed or registered if necessary under assumed or fictitious name statutes or similar laws in any jurisdiction in which the
Company transacts business. The Manager is hereby authorized to execute, deliver and file any certificates (and any amendments and/or restatements thereof)
necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                                   ARTICLE II

                               POWERS AND MANAGERS

         2.1 The Company. Subject to and limited by Section 1.2, the Company and the Manager, on behalf of the Company, shall have the power and authority to take any and all actions that are necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes described herein, including without limitation, the execution, deliverance and performance of the Combination Agreement.

         2.2 The Manager. In accordance with Section 18-402 of the Act, the business and affairs of the Company shall be vested in a Manager, which shall be the Member (when acting in such capacity, the "Manager"). The Manager shall have the complete right, power and discretion to operate and control the affairs of the Company, including the power and authority to bind the Company and otherwise to act for and on behalf of the Company (all subject to compliance with the
Combination Agreement and the RAAH LLC Agreement, upon RAAH's admission as the member).

         2.3 Certificates. Each of the Manager, the Member, and each officer is hereby designated as an authorized person, within the meaning of the Act, to, acting alone, execute, deliver and file all certificates required or permitted by the Act to be filed in the office of the Secretary of State.

         2.4 Officers.

               (a) Designation and Appointment. The Manager may, from time to time, employ and retain persons as may be necessary or appropriate for the

         conduct of the Company's business (subject to the supervision and control of the Manager), including employees, agents and other persons
         (any of whom may be a member of the Company) who may be designated as
         "Officers" of the Company, with titles including but not limited to a
         "chairman," "chief executive officer," "president," vice president,"
         "treasurer," "secretary," "general counsel," "director" and "chief financial officer," as and to the extent authorized by the Manager. Any number of offices may be held by the same person. In the Manager's discretion, the Manager may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the
         State of Delaware or members of the company. Any Officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them. The Manager may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall have qualified as an Officer or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager.

                  (b) Resignation and Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Manager. The acceptance by the Manager of a resignation of any Officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation.
         Any Officer may be removed as such, either with or without cause, at any time by the Manager. Designation of any person as an Officer by the
         Manager pursuant to the provisions of Section 2.4(a) shall not in and of itself vest in such person any contractual or employment rights with respect to the Company.

                  (c) Duties of Officers Generally. The Officers, in the
         performance of their duties as such, shall (i) owe to the Company and the Member duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware, and (ii) keep the Manager reasonably apprised of material developments in the business of the
         Company.

                  (d) Chairman. Subject to the powers of the Manager, the
         Chairman of the Company shall have such powers, perform such tasks and have such responsibilities as are possessed, performed and held by persons employed in similar capacities in companies similar to the
         Company, and have such additional powers and perform such other duties as may be prescribed by the Manager.

                  (e) Chief Executive Officer. Subject to the powers of the
         Manager, the chief executive officer of the Company shall be in general and active charge of the entire business and affairs of the Company, and shall be its chief policy making Officer, and have such additional powers and perform such other duties as may be prescribed by the
         Chairman of the Company or the Manager.

                  (f) President. The president of the Company shall, subject to the powers of the Manager and the chief executive officer of the
         Company, have general and active management of the business of the
         Company, and shall see that all orders and resolutions of the Manager are effectuated. The president of the Company shall have such other powers and perform such other duties as may be prescribed by the chief executive officer of the Company or by the Manager.

                  (g) Chief Financial Officer. The chief financial officer of the Company shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of the Company's assets, liabilities, receipts, disbursements, gains, losses, capital and Units. The chief financial officer of the Company shall have custody of the funds and securities of the Company, keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Manager. The chief financial officer of the Company shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer of the Company or the Manager.

                  (h) General Counsel. The general counsel of the Company shall have general charge of the legal affairs of the Company, and shall cause to be kept adequate records of all suits or actions, of every nature, to which the Company may be a party, or in which it has an interest, with sufficient data to show the nature of the case and the proceedings therein. The general counsel of the Company shall prepare, or cause to be prepared, legal opinions on any subject necessary for the affairs of the Company, and shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer of the Company or the Manager.

                  (i) Vice President(s). The vice president(s) of the Company shall perform such duties and have such other powers as the chief executive officer of the Company or the Manager may from time to time prescribe. A vice president may be designated as an Executive Vice
         President, a Senior Vice President, an Assistant Vice President, or a
         vice president with a functional title.

                  (j)      Secretary.

                  (A)      The secretary of the Company shall keep all documents
                           as may be required under the Act, The secretary shall
                           perform such other duties and have such other
                           authority as may be prescribed elsewhere in this
                           Agreement or from time to time by the chief executive
                           officer of the Company or the Manager. The secretary
                           of the Company shall have the general duties, powers
                           and responsibilities of a secretary of a corporation
                           organized under the laws of the State of Delaware.

                  (B)      If the Manager chooses to appoint an assistant
                           secretary or assistant secretaries, the assistant
                           secretaries, in the order of seniority, shall in the
                           Company secretary's absence, disability or inability
                           to act, perform the duties and exercise the powers of
                           the secretary of the Company, and shall perform such
                           other duties as the chief executive officer of the
                           Company or the Manager may from time to time
                           prescribe.

                  (k) Treasurer. The treasurer of the Company shall receive, keep, and disburse all moneys belonging to or coming to the Company.
         The treasurer of the Company shall prepare, or cause to be prepared, detailed reports and records of all expenses, losses, gains, assets, and liabilities of the Company as directed by the chief financial officer of the Company and shall perform such other duties in connection with the administration of the financial affairs of the
         Company as may from time to time be prescribed by the chief financial officer or the chief executive officer of the Company or by the
         Manager.

                                   ARTICLE III

                        FORMATION OF THE COMPANY, UNITS,
             CAPITAL ACCOUNTS AND ALLOCATIONS OF PROFITS AND LOSSES

         3.1 Formation of the Company; Conversion of the Corporation. (a)
Effective as of the time of the Conversion, (i) the Certificate of Incorporation of the Corporation, dated as of March 30, 2001, as amended, and the By-Laws of the Corporation, as amended, are replaced and superseded in their entirety by this Agreement in respect of all periods beginning on or after the Conversion,
(ii) the sole stockholder of the Corporation, RA, is hereby automatically admitted as the sole member of the Company owning all of the Membership
Interests in the Company, (iii) the Member is continuing the business of the
Corporation without dissolution in the form of a Delaware limited liability company governed by this Agreement, and (iv) in accordance with Section
18-214(g) of the Act, the Company shall constitute a continuation of the existence of the Corporation in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, shall be deemed to be the same entity as the Corporation. The Company may in its discretion issue certificates to the Members representing the Membership Interest held by each
Member. Robert S. Sinquefield, Daniel A. Grafton and Paul Bailey, are each hereby designated as an "authorized person" within the meaning of the Act, and an authorized person has executed, delivered and filed the Certificate and the
Certificate of Conversion with the Secretary of State of the State of Delaware.
Upon the filing of the Certificate and the Certificate of Conversion with the
Secretary of State of the State of Delaware, each of their powers as an
"authorized person" ceased, and the Member, the Manager and any Officer, acting alone, thereupon became a designated "authorized person" to execute, deliver and file any amendments and/or restatements of the Certificate and any other certificates (and any amendments and/or restatements thereof) permitted or required to be filed with the Secretary of State of the State of Delaware, and shall continue as the designated "authorized person" within the meaning of the
Act.

         (b) Following the transactions set forth in Section 3.1 (a) hereof, and on the terms and subject to the conditions of the Combination Agreement, the
Original Member shall convey, sell, assign, and deliver all of its right, title and interest in and to its Membership Interests to RAAH and immediately upon the signature by RAAH of a counterpart to the signature page hereof, RAAH shall be deemed admitted as the sole member of the Company owning all of the Membership
Interests in the Company, and simultaneously therewith the Original Member shall cease to be a member of the Company or have any Membership Interests in the
Company without any further action or amendment to this agreement, and RAAH shall continue the Company without dissolution.

         (c) Upon the admission of RAAH as a Member of the Company pursuant to
Section 3.1(b), the Manager shall issue a certificate to RAAH in the form attached hereto as Exhibit A representing the Membership Interests held by RAAH.

         3.2 Contributions. The Member shall be deemed to have contributed to the Company an amount equal to the fair market value of the assets of the
Corporation less the fair market value of the liabilities of the Corporation.
The Member shall not make any other initial contribution to the Company. The
Member may, but is not require to, make any additional capital contributions to the Company.

         3.3 Allocations Generally. The Company's profit and loss shall be allocated to the Member.

         3.4 Distributions. Except as provided in Article V and this Section
3.4, distributions shall, subject to the Act and other applicable law, be made to the Member at the times and in the aggregate amounts determined by the
Manager.

                                   ARTICLE IV

                            ADMINISTRATIVE PROVISIONS

         4.1 Accounting Method. The accounting for Company purposes shall be in accordance with accounting principles determined by the Manager.

         4.2 No Salaries to Member or Manager. No salary shall be paid to the
Member or Manager for services to the Company.

         4.3 Entity Classification. For U.S. federal income tax purposes, the
Company shall be disregarded as an entity separate from its owner within the meaning of Treasury Regulationss.301.7701-3 and shall not make an election to be classified as a corporation.

                                    ARTICLE V

                           DISSOLUTION AND TERMINATION

         5.1 Dissolution. The Company shall dissolve, and its affairs shall be wound up only upon the first to occur of the following: (i) the written consent of the Member or (ii) the entry of a decree of judicial dissolution under
Section 18-802 of the Act or (iii) at any time there are no members of the
Company unless the Company is continued in accordance with the Act. The Member shall continue to be allocated profit and loss, in the manner set forth in
Section 3.3 during the liquidation. The proceeds from liquidation of Company assets shall be applied as follows:

         (1) satisfaction (whether by payment or the making of reasonable provision for payment) of debts and liabilities of the Company other than to the Member;

         (2) to payment of amounts owed to the Member for amounts borrowed from and not repaid to the Member; and

         (3) to the Member.

         5.2 Gains or Losses in Winding-Up. Any gain or loss on disposition of
Company properties in the process of liquidation shall be credited or charged to the Member in the manner set forth in Section 3.3. Any property distributed in kind in the liquidation of the Company shall be valued and treated as though the property were sold and the cash proceeds were distributed. The difference between the value of the property distributed in kind and its book value shall be treated as a gain or loss on sale of the property and shall be credited or charged to the Member in the manner set forth in Section 3.3.

         5.3 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Article V, and the certificate of formation of the
Company in effect as of the date thereof shall have been canceled in the manner required by the Act.

                                   ARTICLE VI

                              ADMISSION OF A MEMBER

         6.1 Admission of a Member. The Member has been admitted as a member of the Company pursuant to this Agreement. No other person may be admitted as a member of the Company (other than as set forth in Section 3.1(b) and Section
9.3) unless the Member consents.

                                   ARTICLE VII

                                  GOVERNING LAW

         7.1 Governing Law. This Agreement shall be governed by the laws of the
State of Delaware.

                                  ARTICLE VIII

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

         8.1 Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the
Company, and no Covered Person (as defined herein) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

         8.2. Exculpation. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement. A Covered
Person shall be fully protected in relying in good faith upon the records of the
Company and upon such information, opinions, reports or statements presented to the Company by any person as to matters the Covered Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to
Members might properly be paid.

         8.3 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement; provided, however, that any indemnity under this Section 8.3 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

         8.4 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the
Covered Person is not entitled to be indemnified as authorized in Section 8.3.

         8.5 Covered Person. For purposes of this Article VIII, "Covered Person"
shall mean the Manager, a Member, any affiliate of the Manager or a Member, any officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Member, or their respective affiliates, or any employee, officer or agent of the Company or its affiliates.

                                   ARTICLE IX

                           SECURITIES LAWS AND SPECIAL
                             LIMITATIONS ON TRANSFER

         9.1 Matters Relating to Securities Laws. The Member acknowledges, represents and warrants: (i) that the Member has such knowledge and experience in financial and business matters that the Member is capable of evaluating the merits and risks of the investment involved of a Membership Interest and has so evaluated same; (ii) that the Member is aware that this investment is speculative and represents a substantial risk of loss; (iii) that the Member is able to bear the economic risk of such investment, even if this results in a complete loss of this investment; (iv) that, in connection with the Member's acquisition of a Membership Interest, the Member has been fully informed as to the circumstances under which the Member is required to take and hold such
Membership Interest pursuant to the Securities Act of 1933, as amended, and the applicable state securities laws ("Blue Sky Laws"); and (v) that the Member understands that his Membership Interest is not registered under the Securities
Act of 1933, as amended, or any Blue Sky Law and may not be transferred, as amended, unless such Membership Interest is subsequently registered under the
Securities Act of 1933, as amended, and any applicable Blue Sky Laws or exemptions from such registration requirement are then available.

         9.2 No Obligation to Register Interests. The Member understands that the Company and the Manager are under no obligation to register such Membership
Interest under the Securities Act of 1933, as amended, or any Blue Sky Laws or to comply with any applicable exemption under the Securities Act of 1933, as amended, or any Blue Sky Laws.

         9.3 Special Transfer Limitation. Notwithstanding any provision in this
Agreement (other than Section 3.1(b)) a Membership Interest may not be transferred prior to the dissolution and winding up of the Company, provided that the foregoing shall not prohibit a pledge or collateral assignment of a
Membership Interest to financing institutions and any subsequent transfer resulting therefrom.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Notices. All notices or other communications given or made under this Agreement shall be in writing. Notices or other communications shall be mailed by regular mail, postage prepaid, to the Member at the address listed on the signature page, or at such other address as he or she may specify to the
Company in a written notice pursuant to this Section 10.1.

         10.2 Entire Agreement. This document constitutes the entire Agreement and understanding by the Member and supercedes all prior agreements and undertakings, if any, with respect hereto.

                                       10

         10.3 Amendment. This Agreement may be amended only upon the written consent of the Member.

         10.4 Captions. The titles and captions contained herein are for convenience only and shall not be deemed part of this Agreement.

         10.5 Numbers and Gender. Where the context so indicates, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, and person shall include corporation, firm or any other entity. Without limiting the forgoing, if at any time there shall be only one Manager acting hereunder, references to the Managers shall be deemed to be references to the sole Manager then acting.

         10.6 Counterparts. For the purpose of facilitating proving this
Agreement, and for other purposes, this Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         10.7 Definition. "Membership Interest" means, with respect to a Member, such Member's entire interest (including its limited liability company interest)
in the Company, and the property, assets, business and capital thereof, including (i) the share of the profits, losses and distributions of the Company allocable to such Member under the provisions of this Agreement and (ii) such
Member's right to vote or consent hereunder, any right to information provided hereunder or under the Act and any and all other rights provided hereunder or under the Act.

         10.8 Other. Each limited liability company interest in the Company shall constitute a "security" within the meaning of (i) Article 8 of the Uniform
Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the States of Delaware and New York and (ii) the Uniform Commercial
Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law
Institute and the National Conference of Commissioners on Uniform State Laws and
approved by the American Bar Association on February 14, 1995.

                                       11

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement for
Raytheon Aerospace LLC as of the ___ day of June, 2001.

                                   RAAH I, LLC

                                   By: /s/ Thomas J. Campbell
                                       ----------------------------------
                                       Name: Thomas J. Campbell
                                       Title: Secretary

                                   Address:
                                            555 Industrial Drive South
                                            Madison, Mississippi 39110
                                            Attention: Secretary

                                   With a copy to:
                                            Raytheon Company
                                            141 Spring Street
                                            Lexington, Massachusetts 02421-9107
                                            Attention: Secretary

                                   With a copy to:
                                            Veritas Capital Management, LLC
                                            660 Madison Avenue
                                            14th Floor
                                            New York, New York 10021-8405
                                            Attention: Thomas Campbell

[Signature Page to Raytheon Aerospace LLC Limited Liability Company Agreement
-Closing]

                                       12

                              [TEXT OF CERTIFICATE]

                ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

                             RAYTHEON AEROSPACE LLC

                             MEMBERSHIP CERTIFICATE

                  This certifies that SPECIMEN is a member of the above named
Limited Liability Company and is entitled to the full benefits and privileges of such membership, subject to the duties and obligations, as more fully set forth in the Limited Liability Company Operating Agreement.

                  IN WITNESS WHEREOF the Limited Liability Company has caused this Certificate to be executed by its duly authorized members this ____________
day of ____________, ____________, and its Limited Liability Company seal to be hereunto affixed.

                  Each limited liability company interest in the Company shall constitute a "security" within the meaning of (i) Article 8 of the Uniform
Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the States of Delaware and New York and (ii) the Uniform Commercial
Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law
Institute and the National Conference of Commissioners on Uniform State Laws and
approved by the American Bar Association on February 14, 1995.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY
ISSUED ON JUNE __, 2001 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED (THE "ACT"), AND THE ISSUER (THE "COMPANY") HAS NOT BEEN
REGISTERED UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE
"INVESTMENT COMPANY ACT"). THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY
NOT BE SOLD OR TRANSFERRED (X) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
STATEMENT UNDER THE ACT OR IN THE ABSENCE OF AN EXEMPTION FROM REGISTRATION
THEREUNDER, OR (Y) IF SUCH SALE OR TRANSFER CANNOT BE EFFECTED WITHOUT THE LOSS
BY THE COMPANY OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION. THE
SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL
RESTRICTIONS ON TRANSFER SPECIFIED IN THE LIMITED LIABILITY COMPANY AGREEMENT,
DATED AS OF JUNE __, 2001, AS AMENDED OR MODIFIED FROM TIME TO TIME. THE COMPANY
RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH
CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH
CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN
REQUEST AND WITHOUT CHARGE.

                              [TEXT OF CERTIFICATE]

                ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

                             RAYTHEON AEROSPACE LLC

                             MEMBERSHIP CERTIFICATE

                  This certifies that RAAH I, LLC is a member of the above named
Limited Liability Company and is entitled to the full benefits and privileges of such membership, subject to the duties and obligations, as more fully set forth in the Limited Liability Company Operating Agreement.

                  IN WITNESS WHEREOF the Limited Liability Company has caused this Certificate to be executed by its duly authorized members this ____________
day of June, 2001, and its Limited Liability Company seal to be hereunto affixed.

                  Each limited liability company interest in the Company shall constitute a "security" within the meaning of (i) Article 8 of the Uniform
Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the States of Delaware and New York and (ii) the Uniform Commercial
Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law
Institute and the National Conference of Commissioners on Uniform State Laws and
approved by the American Bar Association on February 14, 1995.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY
ISSUED ON JUNE __, 2001 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED (THE "ACT'), AND THE ISSUER (THE "COMPANY") HAS NOT BEEN
REGISTERED UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE
"INVESTMENT COMPANY ACT"). THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY
NOT BE SOLD OR TRANSFERRED (X) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
STATEMENT UNDER THE ACT OR IN THE ABSENCE OF AN EXEMPTION FROM REGISTRATION
THEREUNDER, OR (Y) IF SUCH SALE OR TRANSFER CANNOT BE EFFECTED WITHOUT THE LOSS
BY THE COMPANY OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION. THE
SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL
RESTRICTIONS ON TRANSFER SPECIFIED IN THE LIMITED LIABILITY COMPANY AGREEMENT,
DATED AS OF JUNE __, 2001, AS AMENDED OR MODIFIED FROM TIME TO TIME. THE COMPANY
RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH
CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH
CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN
REQUEST AND WITHOUT CHARGE.